Exhibit 99.1

Parsons Delivers Strong Second Quarter 2019 Results; Momentum and

Strategic M&A Continues

Q2 2019 Financial Highlights:

•	Revenue of $990 million, 10% increase from second quarter 2018
•	Net income of $40 million, impacted by IPO-related expenses and income tax adjustments
•	Adjusted EBITDA increases 45% to $76 million
•	Adjusted EBITDA margin increases 190 basis points to 7.7%
•	Trailing 12-month book-to-bill ratio of 1.2x

Recent Strategic Highlights:

•	Acquired QRC, expands product portfolio and capabilities for special operations and intelligence communities
•	Continued strong performance by Polaris Alpha and OGSystems acquisitions
•	Recognized for continued leadership in technology, diversity and inclusion initiatives

CENTREVILLE, VA – August 13, 2019, Parsons Corporation (NYSE: PSN) today announced financial results for the second quarter ended June 30, 2019.

CEO Commentary

“We reported strong second quarter results in both our Federal Solutions and Critical Infrastructure markets,” said Chuck Harrington, Chairman, CEO and President of Parsons Corporation. “Our margin expansion continues and our ability to win new business and grow existing contracts is enabling us to build backlog and drive top-line growth in high priority markets. Our focus on cyber, intelligence, space and intelligent transportation markets and growing our artificial intelligence, autonomous systems (including hypersonics), cloud computing and IoT technologies are paying off with contract wins and award fees. The strategic acquisition of QRC enhances our existing products portfolio, expands our presence in the important U.S. special operations and intelligence communities, and improves our revenue growth and margin profile. Our robust balance sheet ideally positions us for continued investment in our strategic initiatives.”

Second Quarter 2019 Results

Total revenue for the second quarter of 2019 increased $89 million, or 10%, from the prior year period driven by acquisitions and organic growth. Total revenue for the second quarter of 2018 included $55 million of revenue as a result of a non-recurring legal matter decided in the Company’s favor. Operating income decreased to ($9) million in the second quarter of 2019 primarily due to $43 million in IPO-related long-term incentive compensation expenses, and $21 million of acquisition-related intangible amortization expenses. Diluted earnings per share (EPS) attributable to Parsons decreased 76% to $0.44 due to the same factors as noted above, additional shares issued in the Company’s IPO, and $132 million of income recorded in the second quarter of 2018 related to the resolution of the aforementioned non-recurring legal mater, offset by an income tax benefit associated with the establishment of a $56 million deferred tax asset resulting from Parsons conversion from an S-Corporation to a C-Corporation in the second quarter of 2019.

Adjusted EBITDA for the second quarter of 2019 was $76 million, a 45% increase over the prior year period and Adjusted EBITDA margin increased to 7.7%, a 190 basis point improvement from the second quarter of 2018. The Company’s Adjusted EBITDA and Adjusted EBITDA margin increased primarily as a result of revenue growth in its Federal Solutions segment and higher margins in its Critical Infrastructure segment, respectively.

Adjusted EBITDA attributable to Parsons for the second quarter of 2019 was $76 million, a 50% increase over the prior year period. This increase was primarily driven by the same factor as described above. Adjusted EPS was $0.43, compared to $0.40 in the second quarter of 2018.

Information about the Company's use of non-GAAP financial information is provided on page ten and in the non-GAAP reconciliation tables included herein.

Segment Results

Federal Solutions Segment

	Three Months Ended		Growth		Six Months Ended		Growth
	June 29, 2018	June 30, 2019	Dollars/ Percent	Percent	June 29, 2018	June 30, 2019	Dollars/ Percent	Percent
Revenue	$341,065	$478,497	$137,432	40%	$632,400	$901,309	$268,909	43%
Adj. EBITDA including noncontrolling interests	$34,057	$35,809	$1,752	5%	$55,625	$76,534	$20,909	38%
Adj. EBITDA margin including noncontrolling interests	10.0%	7.5%	-2.5%	-25%	8.8%	8.5%	-0.3%	-3%
Adj. EBITDA attributable to Parsons Corp.	$33,948	$35,700	$1,752	5%	$55,496	$76,299	$20,803	37%
Adj. EBITDA margin attributable to Parsons Corp.	10.0%	7.5%	-2.5%	-25%	8.8%	8.5%	-0.3%	-4%

Second quarter 2019 revenue increased $137 million, or 40%, compared to the prior year period. The increase was driven by $115 million from the Polaris Alpha and OGSystems acquisitions and organic growth of 6.4%.

Federal Solutions Adjusted EBITDA including noncontrolling interests and Adjusted EBITDA attributable to Parsons Corporation for the second quarter of 2019 both increased by $2 million, or 5%, compared to the prior year period. Adjusted EBITDA margin for both metrics decreased to 7.5%, or by 250 basis points from the second quarter of 2018. The decreases in Adjusted EBITDA margin were primarily driven by a greater allocation of corporate indirect general and administrative costs to the Company’s Federal Solutions segment in-line with its growing share of the overall business.

Critical Infrastructure Segment

	Three Months Ended		Growth		Six Months Ended		Growth
	June 29, 2018	June 30, 2019	Dollars/ Percent	Percent	June 29, 2018	June 30, 2019	Dollars/ Percent	Percent
Revenue	$559,667	$511,245	$(48,422)	-9%	$1,023,011	$992,838	$(30,173)	-3%
Adj. EBITDA including noncontrolling interests	$18,578	$40,396	$21,818	117%	$47,840	$71,695	$23,855	50%
Adj. EBITDA margin including noncontrolling interests	3.3%	7.9%	4.6%	138%	4.7%	7.2%	2.5%	54%
Adj. EBITDA attributable to Parsons Corp.	$16,928	$40,525	$23,597	139%	$42,290	$68,201	$25,911	61%
Adj. EBITDA margin attributable to Parsons Corp.	3.0%	7.9%	4.9%	162%	4.1%	6.9%	2.8%	66%

Second quarter 2019 revenue decreased $48 million, or 9%, compared to the prior year period. The decrease was due to $55 million of revenue recorded in the second quarter of 2018 as a result of the aforementioned non-recurring legal matter decided in the Company’s favor. Excluding the legal matter, revenue increased by 1.2%.

Critical Infrastructure Adjusted EBITDA including noncontrolling interests for the second quarter of 2019 increased $22 million, or 117%, compared to the prior year period. Adjusted EBITDA margin including noncontrolling interests increased to 7.9%, or by 460 basis points from the second quarter of 2018. The increases were primarily driven by higher equity in earnings of unconsolidated joint ventures and a reduction in allocation of corporate indirect general and administrative expenses to the Company’s Critical Infrastructure segment. Second quarter 2019 Adjusted EBITDA includes $3.3 million of additional equity in earnings that the Company expected to recognize in the second-half of 2019.

Critical Infrastructure Adjusted EBITDA attributable to Parsons Corporation for the second quarter of 2019 increased $24 million, or 139%, compared to the prior year period. Adjusted EBITDA margin attributable to Parsons increased to 7.9%, or by 490 basis points from the second quarter of 2018. The increases were driven by the same factors as noted above.

Second Quarter 2019 Key Performance Indicators

The Company’s strong book-to-bill ratio and backlog increase positions it for continued top-line growth. Second quarter operating cash flow was less than anticipated, but the Company expects solid cash flow from operations for the full year, in-line with, or above, underlying earnings. The Company’s operating cash flow and significant borrowing capacity will enable ongoing investments in its growth strategy.

•	Book-to-bill ratio: 1.0x on net bookings of $978 million. Trailing 12-month 1.2x on net bookings of $4.7 billion.
•	Total backlog: $8.5 billion, a 10% increase over the second quarter of 2018.
•	Cash flow provided by operating activities: $12 million compared to $57 million in the second quarter of 2018.
•

Debt: total and net debt were $249 million and $46 million, respectively. Following the acquisition of QRC, as of June 30, 2019, pro forma debt was approximately $389 million and pro forma net debt was approximately $264 million, positioning the Company for continued investment in the implementation of its strategy. The Company defines net debt as total debt less cash and cash equivalents.

Second Quarter 2019 Significant Contract Wins

Parsons continues to win key awards across both its Federal Solutions and Critical Infrastructure segments. The Company’s strong customer relationships, rigorous capture processes, and investments in technology and people have led to greater success in winning new contracts and expanding existing contracts.

•

Awarded $147 million of additional scope on our Ballistic Missile Defense System contracts with the Missile Defense Agency in areas including cyber, command and control, foreign military sales and targets and countermeasures.

•

Awarded more than $140 million of new contracts for cybersecurity, software development, data analytics, systems engineering and integration, and mission system survivability by the Air Force Research Laboratory, Army Cyber, National Geospatial-Intelligence Agency, and the Defense Threat Reduction Agency.

•	Selected to serve as the lead designer for the $1.2 billion Federal Way Link Extension project for Sound Transit in Seattle. Parsons portion of this contact is currently worth $87 million.
•

Awarded the program management contract for the California Delta Water Conveyance Modernization Project, a multi-billion dollar water transfer project to improve sustainability and reliability of the water supply for human and environmental uses from the Sacramento River. Parsons’ initial contract value on this project is $36 million with significant growth potential over the life of the program.

•	Selected as one of multiple awardees on the $7.5 billion ceiling DISA Systems Engineering, Technology and Innovation contract, expanding the Company’s robust IDIQ and OTA portfolio.

Recent Developments

Parsons continues to build on its strong track record of acquiring leading-edge technologies companies that broaden its portfolio and enhance its ability to deliver total solutions to its customers. In addition, the Company continues to be recognized for its significant corporate social responsibility work and its ability to implement Information Security Management Systems best practices.

•

As announced on July 22, 2019, acquired QRC, LLC, the closing for which occurred on July 31, 2019. This transaction is consistent with the Company’s strategy of acquiring high-growth, defense and security technology product firms with substantial intellectual property assets which enhance the Company’s technology, margin and revenue growth profile.

•

Recognized by STEM Workforce Diversity magazine for the fourth consecutive year as a top national STEM employer for minority groups, women, and people with disabilities working in science, technology, engineering and math (STEM).

•	Opened Parsons’ Space Launch Integration Laboratory in Southern California.
•	Achieved ISO 27001 certification, demonstrating the Company’s commitment to operational excellence and world-class information security standards.

Conference Call Information

Parsons will host a conference call today, August 13, 2019, at 8:00 a.m. ET to discuss the financial results for its second quarter 2019.

Listeners may access a webcast of the live conference call from the Investor Relations section of the Company's website at www.Parsons.com. Listeners also may access a slide presentation on the website, which summarizes the Company’s second quarter 2019 results. Listeners should go to the website 15 minutes before the live event to download and install any necessary audio software.

Listeners may also participate in the conference call by dialing +1 (866) 211-3159 (domestic) or +1 (647) 689-6592 (international) and entering passcode 7091106.

A replay will be available on the Company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through August 20, 2019 at +1 (800) 585-8367 (domestic) or +1 (416) 621-4642 (international) and entering passcode 7091106.

About Parsons Corporation

Parsons is a leading disruptive technology provider for the future of global defense, intelligence and critical infrastructure across cybersecurity and intelligence, missile defense, space, connected communities and physical infrastructure. Please visit parsons.com and follow us on LinkedIn and Facebook to learn how we're making an impact.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: any issue that compromises our relationships with the U.S. federal government or its agencies or other state, local or foreign governments or agencies; any issues that damage our professional reputation; changes in governmental priorities that shift expenditures away from agencies or programs that we support; our dependence on long-term government contracts, which are subject to the government’s budgetary approval process; the size of our addressable markets and the amount of government spending on private contractors; failure by us or our employees to obtain and maintain necessary security clearances or certifications; failure to comply with numerous laws and regulations; changes in government procurement, contract or other practices or the adoption by governments of new laws, rules, regulations and programs in a manner adverse to us; the termination or nonrenewal of our government contracts, particularly our contracts with the U.S. federal government; our ability to compete effectively in the competitive bidding process and delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by us; our ability to generate revenue under certain of our contracts; any inability to attract, train or retain employees with the requisite skills, experience and security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; changes in estimates used in recognizing revenue; internal system or service failures and security breaches; and inherent uncertainties and potential adverse developments in legal proceedings, including litigation, audits, reviews and investigations, which may result in materially adverse judgments, settlements or other unfavorable outcomes. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our Registration Statement on Form S-1 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this presentation that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Media:Investor Relations:

Bryce McDevittDave Spille

Parsons CorporationParsons Corporation

(703) 797-3001(571) 655-8264

Bryce.McDevitt@Parsons.comDave.Spille@Parsons.com

PARSONS CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 29, 2018	June 30, 2019	June 29, 2018	June 30, 2019
Revenues	$900,732	$989,742	$1,655,411	$1,894,147
Direct costs of contracts	668,211	784,723	1,271,183	1,498,960
Equity in earnings of unconsolidated joint ventures	1,839	11,634	12,870	22,031
Indirect, general and administrative expenses	147,448	225,359	271,295	402,878
Operating income (loss)	86,912	(8,706)	125,803	14,340
Interest income	1,266	225	2,007	702
Interest expense	(4,536)	(6,376)	(8,535)	(14,668)
Other income (expense), net	(1,493)	1,506	(341)	1,547
Gain associated with claim on long-term contract	76,908	-	74,578	-
Total other income (expense)	72,145	(4,645)	67,709	(12,419)
Income (loss) before income tax provision	159,057	(13,351)	193,512	1,921
Income tax benefit (provision)	(9,019)	53,496	(14,372)	51,610
Net income including noncontrolling interests	150,038	40,145	179,140	53,531
Net (income) loss attributable to noncontrolling interests	(1,657)	114	(5,472)	(3,531)
Net income attributable to Parsons Corporation	$148,381	$40,259	$173,668	$50,000
Earnings per share:
Basic and diluted	$1.83	$0.44	$2.13	$0.59

Weighted average number shares used to compute basic and diluted EPS

	Three Months Ended		Six Months Ended
	June 29, 2018	June 30, 2019	June 29, 2018	June 30, 2019
Basic weighted average number of shares outstanding	81,074,264	92,336,119	81,460,285	85,248,801
Dilutive common share equivalents	-	-	-	-
Diluted weighted average number of shares outstanding	81,074,264	92,336,119	81,460,285	85,248,801

PARSONS CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

(Unaudited)

	December 31, 2018	June 30, 2019
Assets
Current assets:
Cash and cash equivalents (including $73,794 and $40,866 Cash of consolidated joint ventures)	$280,221	$202,854
Restricted cash and investments	974	8,529
Accounts receivable, net (including $180,325 and $211,091 Accounts receivable of consolidated joint ventures, net)	623,286	734,389
Contract assets (including $21,270 and $25,779 Contract assets of consolidated joint ventures)	515,319	576,280
Prepaid expenses and other current assets (including $11,837 and $13,165 Prepaid expenses and other current assets of consolidated joint ventures)	69,007	73,910
Total current assets	1,488,807	1,595,962

Property and equipment, net (including $2,561 and $2,998 Property and equipment of consolidated joint ventures, net)	91,849	100,934
Right of use assets, operating leases	-	212,386
Goodwill	736,938	922,403
Investments in and advances to unconsolidated joint ventures	63,560	73,481
Intangible assets, net	179,519	229,639
Deferred tax assets	5,680	70,152
Other noncurrent assets	46,225	50,495
Total assets	$2,612,578	$3,255,452

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable (including $87,914 and $103,938 Accounts payable of consolidated joint ventures)	$226,345	$227,672
Accrued expenses and other current liabilities (including $73,209 and $65,210 Accrued expenses and other current liabilities of consolidated joint ventures)	559,700	602,425
Contract liabilities (including $38,706 and $48,507 Contract liabilities of consolidated joint ventures)	208,576	222,167
Short-term lease liabilities, operating leases	-	51,696
Income taxes payable	11,540	5,816
Total current liabilities	1,006,161	1,109,776
Long-term employee incentives	41,913	54,825
Deferred gain resulting from sale-leaseback transactions	46,004	-
Long-term debt	429,164	249,258
Long-term lease liabilities, operating leases	-	178,589
Deferred tax liabilities	6,240	6,190
Other long-term liabilities	127,863	118,851
Total liabilities	1,657,345	1,717,489
Commitments and contingencies (Note 14)
Redeemable common stock held by Employee Stock Ownership Plan (ESOP), $1 par value; 78,172,809 and 78,138,602 shares outstanding, recorded at redemption value	1,876,309	2,880,189
Shareholders' equity (deficit):
Common stock, $1 par value; authorized 1,000,000,000 shares; 125,097,684 and 146,393,959 shares issued; 0 and 21,296,275 shares outstanding	-	21,296
Treasury stock, 46,918,140 and 46,959,082 shares at cost	(957,025)	(957,844)
Retained earnings (accumulated deficit)	12,445	(424,886)
Accumulated other comprehensive loss	(22,957)	(18,144)
Total Parsons Corporation shareholders' equity (deficit)	(967,537)	(1,379,578)
Noncontrolling interests	46,461	37,352
Total shareholders' equity (deficit)	(921,076)	(1,342,226)
Total liabilities, redeemable common stock and shareholders' equity (deficit)	$2,612,578	$3,255,452

PARSONS CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Six Months Ended
	June 29, 2018	June 30, 2019
Cash flows from operating activities:
Net income including noncontrolling interests	$179,140	$53,531
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	23,057	61,665
Amortization of deferred gain	(3,642)	-
Amortization of debt issue costs	300	629
Gain associated with claim on long-term contract	(129,674)	-
(Gain) loss on disposal of property and equipment	53	(24)
Provision for doubtful accounts	6,464	(866)
Deferred taxes	584	(64,924)
Foreign currency transaction gains and losses	1,633	(352)
Equity in earnings of unconsolidated joint ventures	(12,870)	(22,031)
Return on investments in unconsolidated joint ventures	12,726	15,023
Contributions of treasury stock	22,713	24,529
Changes in assets and liabilities, net of acquisitions and newly consolidated joint ventures:
Accounts receivable	418,169	(97,450)
Contract assets	(502,095)	(50,842)
Prepaid expenses and current assets	(26,458)	(4,967)
Accounts payable	2,470	(4,517)
Accrued expenses and other current liabilities	(12,592)	17,763
Billings in excess of costs	(151,642)	-
Contract liabilities	164,727	11,464
Provision for contract losses	(13,992)	-
Income taxes	2,978	(7,223)
Other long-term liabilities	9,508	20,097
Net cash used in operating activities	(8,443)	(48,495)
Cash flows from investing activities:
Capital expenditures	(10,565)	(25,953)
Proceeds from sale of property and equipment	112	1,873
Payments for acquisitions, net of cash acquired	(481,163)	(287,482)
Investments in unconsolidated joint ventures	(4,211)	(5,049)
Return of investments in unconsolidated joint ventures	-	4,403
Net cash used in investing activities	(495,827)	(312,208)
Cash flows from financing activities:
Proceeds from borrowings	260,000	350,000
Repayments of borrowings	-	(530,000)
Payments for debt costs and credit agreement	-	(286)
Contributions by (distributions to) noncontrolling interests, net	10,892	(12,640)
Purchase of treasury stock	(32,996)	(819)
IPO proceeds, net	-	537,331
Dividend paid	-	(52,093)
Net cash provided by financing activities	237,896	291,493
Effect of exchange rate changes	(624)	(602)
Net decrease in cash, cash equivalents, and restricted cash	(266,998)	(69,812)
Cash, cash equivalents and restricted cash
Beginning of year	446,144	281,195
End of period	$179,146	$211,383

Contract Awards (in thousands):

	Three months ended		Six months ended
	June 29, 2018	June 30, 2019	June 29, 2018	June 30, 2019
Federal Solutions	$841,517	$422,829	$952,958	$1,231,369
Critical Infrastructure	545,336	555,313	1,042,209	967,841
Total Awards	$1,386,853	$978,142	$1,995,167	$2,199,210

Backlog (in thousands):

	June 29, 2018	June 30, 2019
Federal Solutions:
Funded	$1,000,759	$1,003,167
Unfunded	3,609,793	4,031,137
Total Federal Solutions	4,610,552	5,034,304
Critical Infrastructure:
Funded	3,142,114	3,466,650
Unfunded	-	-
Total Critical Infrastructure	3,142,114	3,466,650
Total Backlog	$7,752,666	$8,500,954

Book-To-Bill Ratio:

	Three months ended		Six months ended
	June 29, 2018	June 30, 2019	June 29, 2018	June 30, 2019
Federal Solutions	2.5	0.9	1.5	1.4
Critical Infrastructure	1.0	1.1	1.0	1.0
Overall	1.5	1.0	1.2	1.2

Non-GAAP Financial Information

The tables under "Parsons Corporation Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Parsons has provided these Non-GAAP Measures to adjust for, among other things, the impact of amortization expenses related to our acquisitions of Williams Electric, Polaris Alpha and  OGSystems, initial public offering transaction-related expenses, costs associated with a loss or gain on the disposal or sale of property, plant and equipment, restructuring and related expenses, costs associated with mergers and acquisitions, software implementation costs, legal and settlement costs, and other costs considered to non-operational in nature . These items have been Adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Parsons’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three months ended		Six months ended
	June 29, 2018	June 30, 2019	June 29, 2018	June 30, 2019
Net income attributable to Parsons Corporation	$148,381	$40,259	$173,668	$50,000
Interest expense, net	3,270	6,151	6,528	13,966
Income tax expense (benefit)	9,019	(53,496)	14,372	(51,610)
Depreciation and amortization	14,048	31,074	23,057	61,665
Net income (loss) attributable to noncontrolling interests	1,657	(114)	5,472	3,531
Litigation-related gains(a)	(132,004)	-	(129,674)	-
Amortization of deferred gain resulting from sale-leaseback transactions(b)	(1,829)	-	(3,642)	-
Equity based compensation(c)	5,049	43,311	8,149	47,161
Transaction-related costs(d)	4,930	7,715	5,055	17,070
Restructuring(e)	-	353	-	2,571
HCM software implementation costs(f)	337	586	337	3,498
Other(g)	(223)	366	143	377
Adjusted EBITDA	$52,635	$76,205	$103,465	$148,229

(a)

Reversal of an accrued liability, with $55.1 million recorded to revenue and $74.6 million recorded to other income (“gain associated with claim on long-term contract”) in our results of operations, associated with a lawsuit against a joint venture in which the Company is the managing partner.  Please see “Note 14 – Commitments and Contingencies” in the Company’s Form S-1/A filed on April 29, 2019, for a description of this matter, which was resolved in favor of the Company on June 13, 2018.

(b)	Reflects recognized deferred gains related to sales-leaseback transactions.
(c)

Reflects equity compensation costs related to cash settled awards.  Please see a further discussion of these awards in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Form 10-Q for the quarter ended June 30, 2019.

(d)	Reflects costs incurred in connection with acquisitions, initial public offering, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(e)	Reflects costs associated with our corporate restructuring initiatives.
(f)	Reflects implementation costs incurred in connection with a new human resources and payroll application.
(g)	Includes a combination of gain/loss related to sale of fixed assets and other individually insignificant items that are non-recurring in nature.

PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income to Adjusted EBITDA

Historical Presentation Including Equity Compensation

(in thousands)

	Quarter Ended				Year Ended	Quarter Ended
	March 30, 2018	June 29, 2018	September 28, 2018	December 31, 2018	December 31, 2018	March 31, 2019
Net income attributable to Parsons Corporation	$25,287	$148,381	$41,222	$7,447	$222,337	$9,741
Interest expense, net	3,258	3,270	5,589	6,015	18,132	7,815
Income tax expense	5,353	9,019	4,154	1,841	20,367	1,886
Depreciation and amortization	9,009	14,048	23,599	23,213	69,869	30,591
Net income attributable to noncontrolling interests	3,815	1,657	4,844	6,783	17,099	3,645
Litigation related expenses (income)(a)	2,330	(132,004)	-	-	(129,674)	-
Amortization of deferred gain resulting from sale-leaseback transactions(b)	(1,813)	(1,829)	(1,798)	(1,813)	(7,253)	-
Equity based compensation(c)	3,100	5,049	5,049	3,289	16,487	3,850
Transaction related costs(d)	125	4,930	2,456	5,431	12,942	9,355
Restructuring(e)	-	-	-	-	-	2,218
HCM implementation costs(f)	-	337	3,032	2,000	5,369	2,912
Other(g)	366	(223)	417	9	569	11
Adjusted EBITDA	$50,830	$52,635	$88,564	$54,215	$246,244	$72,024

(a)

The fiscal quarter ended March 30, 2018 reflects post-judgment expense recorded in “Interest and other expenses associated with claim on long-term contract”. The fiscal Quarter ended June 29, 2018 reflects the reversal of an accrued liability, with $55.1 million recorded to revenue and $74.6 million recorded to other income (“gain associated with claim on long-term contract”) in our results of operations, associated with a lawsuit against a joint venture in which the Company is the managing partner. Please see “Note 14 – Commitments and Contingencies” in the Company’s Form S-1/A filed on April 29, 2019, for a description of this matter, which was resolved in favor of the Company on June 13, 2018.

(b)	Reflects recognized deferred gains related to sales-leaseback transactions.
(c)

Reflects equity compensation costs related to cash settled awards. Please see a further discussion of these awards in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Form 10-Q for the quarter ended June 30, 2019.

(d)	Reflects costs incurred in connection with acquisitions, initial public offering, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(e)	Reflects costs associated with our corporate restructuring initiatives.
(f)	Reflects implementation costs incurred in connection with a new human resources and payroll application.
(g)	Includes a combination of gain/loss related to sale of fixed assets and other individually insignificant items that are non-recurring in nature.

PARSONS CORPORATION

Non-GAAP Financial Information

Computation of Adjusted EBITDA Attributable to Noncontrolling Interests

(in thousands)	Three months ended		Six months ended
	June 29, 2018	June 30, 2019	June 29, 2018	June 30, 2019
Federal Solutions Adjusted EBITDA attributable to Parsons Corporation	$33,948	$35,700	$55,496	$76,299
Federal Solutions Adjusted EBITDA attributable to noncontrolling interests	109	109	129	235
Federal Solutions Adjusted EBITDA including noncontrolling interests	$34,057	$35,809	$55,625	$76,534

Critical Infrastructure Adjusted EBITDA attributable to Parsons Corporation	16,928	40,525	42,290	68,201
Critical Infrastructure Adjusted EBITDA attributable to noncontrolling interests	1,650	(129)	5,550	3,494
Critical Infrastructure Adjusted EBITDA including noncontrolling interests	$18,578	$40,396	$47,840	$71,695

Total Adjusted EBITDA including noncontrolling interests	$52,635	$76,205	$103,465	$148,229

PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income Attributable to Parsons Corporation to Adjusted Net Income Attributable to Parsons Corporation

(in thousands, except share and per share data)

	Three months ended		Six months ended
	June 29, 2018	June 30, 2019	June 29, 2018	June 30, 2019
Net income attributable to Parsons Corporation	$148,381	$40,259	$173,668	$50,000
Deferred Tax Asset Recognition(a)	-	(56,363)	-	(56,363)
Acquisition related intangible asset amortization	6,114	21,389	7,929	42,295
Litigation-related expenses(b)	(132,004)	-	(129,674)	-
Amortization of deferred gain resulting from sale-leaseback transactions(c)	(1,829)	-	(3,642)	-
Equity based compensation(d)	5,049	43,311	8,149	47,161
Transaction-related costs(e)	4,930	7,715	5,055	17,070
Restructuring(f)	-	353	-	2,571
HCM software implementation costs(g)	337	586	337	3,498
Other(h)	(223)	366	143	377
Tax effect on adjustments	1,513	(17,578)	1,438	(18,066)
Adjusted net income attributable to Parsons Corporation	32,268	40,038	63,403	88,543
Adjusted earnings per share:
Weighted-average number of basic/diluted shares outstanding	81,074,264	92,336,119	81,460,285	85,248,801
Adjusted net income attributable to Parsons Corporation per basic/diluted share	$0.40	$0.43	$0.78	$1.04

(a)	Reflects the reversal of a deferred tax asset as a resulting of the Company converting from and S-Corporation to a C-Corporation.
(b)

Reversal of an accrued liability, with $55.1 million recorded to revenue and $74.6 million recorded to other income (“gain associated with claim on long-term contract”) in our results of operations, associated with a lawsuit against a joint venture in which the Company is the managing partner. Please see “Note 14 – Commitments and Contingencies” in the Company’s Form S-1/A filed on April 29, 2019, for a description of this matter, which was resolved in favor of the Company on June 13, 2018.

(c)	Reflects recognized deferred gains related to sales-leaseback transactions.
(d)

Reflects equity compensation costs related to cash settled awards. Please see a further discussion of these awards in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Form 10-Q for the quarter ended June 30, 2019.

(e)	Reflects costs incurred in connection with acquisitions, initial public offering, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(f)	Reflects costs associated with our corporate restructuring initiatives.
(g)	Reflects implementation costs incurred in connection with a new human resources and payroll application.
(h)	Includes a combination of gain/loss related to sale of fixed assets and other individually insignificant items that are non-recurring in nature.

PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income Attributable to Parsons Corporation to Adjusted Net Income Attributable to Parsons Corporation

Historical Presentation

(in thousands, except share and per share data)

	Quarter Ended				Year Ended	Quarter Ended
	March 30, 2018	June 29, 2018	September 28, 2018	December 31, 2018	December 31, 2018	March 31, 2019
Net income attributable to Parsons Corporation	$25,287	$148,381	$41,222	$7,447	$222,337	$9,741
Acquisition related intangible asset amortization	1,815	6,114	14,745	14,734	37,408	20,906
Litigation-related expenses(a)	2,330	(132,004)	-	-	(129,674)	-
Amortization of deferred gain resulting from sale-leaseback transactions(b)	(1,813)	(1,829)	(1,798)	(1,813)	(7,253)	-
Equity based compensation(c)	3,100	5,049	5,049	3,289	16,487	3,850
Transaction-related costs(d)	125	4,930	2,456	5,431	12,942	9,355
Restructuring(e)	-	-	-	-	-	2,218
HCM software implementation costs(f)	-	337	3,032	2,000	5,369	2,912
Other(g)	366	(223)	417	9	569	11
Tax effect on adjustments	(75)	1,513	(294)	(280)	864	(488)
Adjusted net income attributable to Parsons Corporation	$31,135	$32,268	$64,829	$30,817	$159,049	$48,505
Adjusted earnings per share:
Weighted-average number of basic/diluted shares outstanding	81,846,305	81,074,264	79,185,527	77,949,381	80,013,869	78,161,484
Adjusted net income attributable to Parsons Corporation per basic/diluted share	$0.38	$0.40	$0.82	$0.40	$1.99	$0.62

(a)

Reversal of an accrued liability, with $55.1 million recorded to revenue and $74.6 million recorded to other income (“gain associated with claim on long-term contract”) in our results of operations, associated with a lawsuit against a joint venture in which the Company is the managing partner. Please see “Note 14 – Commitments and Contingencies” in the Company’s Form S-1/A filed on April 29, 2019, for a description of this matter, which was resolved in favor of the Company on June 13, 2018.

(b)	Reflects recognized deferred gains related to sales-leaseback transactions.
(c)

Reflects equity compensation costs related to cash settled awards. Please see a further discussion of these awards in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Form 10-Q for the quarter ended June 30, 2019.

(d)	Reflects costs incurred in connection with acquisitions, initial public offering, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(e)	Reflects costs associated with our corporate restructuring initiatives.
(f)	Reflects implementation costs incurred in connection with a new human resources and payroll application.
(g)	Includes a combination of gain/loss related to sale of fixed assets and other individually insignificant items that are non-recurring in nature.